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                                                                Exhibit 10.50

ASSIGNMENT CONTRACT
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between Executive Interim Management AG ('EIM') (1)  and
Derby Cycle Corporation ('Client') (2)

Both parties agree as follows:

Article I Duties
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EIM accepts an assignment from the Client to provide and supervise interim management services according to agreed tasks and responsibilities as laid down in the Assignment Summary Note. These services will be carried out by the Interim Manager, under the supervision of EIM. The Client shall at all times provide the Interim Manager and EIM with the necessary facilities, information and assistance as the Interim Manager may require to enable provision of the services to the Client.

This contract is a contract for services and neither the Interim Manager nor EIM shall be regarded as an employee of the Client. The Client shall, however, be entitled to provide the Interim Manager with reasonable guidance as to the provision of the services although the ultimate decision and responsibility as to the provision of the services rests with EIM.

The Interim Manager shall be performing in the Client's enterprise in the capacity of Chief Financial Officer.

Article II Duration of Services
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The  services to be provided by EIM will commence on Thursday 11th January 2001 and will extend for a period of 6 months. Subject to negotiation between the parties an extension of the assignment beyond this period may be agreed.

Article III Remuneration
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The Client shall pay EIM for the services at the rate of (Pounds) 1,000 per worked day plus 10% to cover non-attributable costs payable monthly, in advance, within 10 days as from the date of invoice.

The Client shall not be indebted to EIM for payment as mentioned in this article for any period of time during which the Interim Manager is unable to perform his duties because of illness. In the case of illness of a long-lasting nature, EIM shall, on request of the Client, endeavour to find a replacement for the duration of the illness.

The Client will be liable for the payment to EIM of Value Added Tax where applicable.
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Article IV Expense Reimbursement
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The Client shall reimburse the Interim Manager directly for travel, subsistence and other authorised out-of-pocket expenses (including a mileage allowance at a rate to be agreed in line with the Client's normal practice) when required by the nature of the assignment upon submission of expenses reports in the form required by the Client at agreed intervals. All overseas travel and hotel costs for the EIM counsellor, including initial interviews and presentation of the candidate, will be billed directly to the Client.

Article V Termination
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Notwithstanding the provisions of Article II in the event of serious proven incompetence or misconduct on the part of the Interim Manager this contract may be terminated by the Client on immediate written notice.

EIM shall be entitled to terminate this contract, immediately, if due to facts or circumstances beyond its control and unknown to it at the time of concluding this contract, it cannot reasonably be expected to continue activities or would be involved in behaviour contrary to all morals and customs of society.

EIM shall be entitled to terminate this contract on immediate written notice in the event of a serious breach on the part of the Client.

Notices may be served by either party on the other by telex or facsimile or by post at the above address and shall be deemed served on the despatch of the telex or facsimile or twenty-four hours after posting by first-class post, and in proving service it will be sufficient to show that the telex or facsimile was despatched or the letter containing the notice was properly addressed and posted.

In the event that the Client offers employment of any sort to the Interim Manager during the course of or within one year of the termination of this Agreement and the Interim Manager accepts then the Client shall pay to EIM an amount of (Pounds)60,000 plus the balance of the duration period should this situation occur during the course of the assignment.

Article VI Liability
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Subject as provided below EIM shall be responsible for any damages sustained by the Client which are a direct consequence of serious deficiency in performance on the part of EIM.

The amount of compensation or damages to be paid by EIM shall never in all or any circumstances exceed 10% of the total amount to which the Client would have been indebted to EIM according to the terms in Articles II and III if the contract had run the whole term.

EIM shall not be liable to the Client for any indirect consequential loss or damage (whether for loss of profit or otherwise) and whether caused by the negligence of EIM, or the Interim Manager, or EIM's employees or agents or otherwise, which arises out of or in connection with the supply of Services or otherwise.
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Article VII Secrecy/Publication
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For the duration of this contract and after termination thereof EIM shall be committed to secrecy as regards all confidential information coming to its knowledge in relation to the Client's enterprise. EIM shall not disclose any such information to third parties without written consent from the Client. The Interim Manager shall, if the Client so requires, enter into a secrecy undertaking with the Client in an agreed form.

All notes, reports, correspondence and any other documents, as well as copies or photocopies thereof, concerning the Client, remain or shall become the property of the Client.

Article VIII Arbitration
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If any dispute concerning this contract is not amicably settled, it shall be submitted to an arbitrator chosen by Agreement between EIM and the Client. In the event of failure to agree on the choice of an arbitrator, the dispute shall be submitted to an arbitrator appointed at the request of either party by the President for the time being of the Law Society and otherwise in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force. The arbitrator shall rule upon the costs of arbitration and the division between the parties.

Article IX Construction, Validity and Performance of this Contract
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This document constitutes the entire understanding and Agreement between the parties.

This contract shall be deemed to have been made in the United Kingdom and the construction, validity and performance of this contract shall be governed in all respects by the appropriate laws of the United Kingdom to the jurisdiction of whose Courts the parties hereby agree to submit.


Signed on behalf of EIM               Signed on behalf of the Client

/s/ J.P. Gerry                        /s/ A.J. Finden-Crofts

Director                              Title: Executive Chairman
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Date: 11.01.01                        Date: 18.01.01